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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of TMSF Holdings, Inc. on Form SB-2 of our report, dated March 12, 2003, appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
June 9, 2003